Exhibit 15.1

July 29, 2020

The Board of Directors and Stockholders of Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, CA 90245

We are aware that our report dated July 29, 2020, on our review of the interim financial information of Big 5 Sporting Goods Corporation appearing in this Quarterly Report on Form 10-Q for the quarter ended June 28, 2020, is incorporated by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545 and 333-234317 each on Form S-8.

/s/ Deloitte & Touche LLP

Los Angeles, California